UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 18, 2016

Lightstone Value Plus Real Estate Investment Trust III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55619	46-1140492
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 6, 2016, Lightstone Value Plus Real Estate Investment Trust III, Inc. (the “Company”) filed a Current Report on Form 8-K to disclose the Company’s acquisition of a127 room select service hotel located in Green Bay, Wisconsin which operates as the SpringHill Suites – Green Bay.

The Current Report on Form 8-K filed on May 6, 2016 was filed without the requisite financial information regarding the SpringHill Suites – Green Bay. Accordingly, we are filing this Amendment to the Current Report on Form 8-K to include such information.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Acquired Business. The following financial statements are submitted at the end of this Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference.

SpringHill Suites – Green Bay

Independent Auditors’ Report

Financial Statements

Balance Sheets as of March 31, 2016 and 2015 (unaudited) and December 31, 2015 and 2014

Statements of Operations for the three months ended March 31, 2016 and 2015 (unaudited) and the years ended December 31, 2015 and 2014

Statements of Members’ Deficit for the three months ended March 31, 2016 and 2015 (unaudited) and the years ended December 31, 2015 and 2014

Statements of Cash Flows for the three months ended March 31, 2016 and 2015 (unaudited) and for the years ended December 31, 2015 and 2014

Notes to Financial Statements

(b)	Unaudited Pro Forma Financial Information. The following financial information is submitted at the end of this Current Report on Form 8-K/A and is furnished herewith and incorporated herein by reference.

Lightstone Value Plus Real Estate Investment Trust III, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2016

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2016 and for the year ended December 31, 2015

Unaudited Notes to Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC.

Date: July 18, 2016	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer

SPRINGHILL SUITES – GREEN BAY

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of

Lightstone Value Plus Real Estate Investment Trust III, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of the select service hotel doing business as the SpringHill Suites – Green Bay, located in Green Bay, Wisconsin, which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of operations, members’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SpringHill Suites – Green Bay as of December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ EisnerAmper LLP

July 18, 2016

Iselin, New Jersey

SPRINGHILL SUITES – GREEN BAY –

 BALANCE SHEETS

	As of March 31,		As of December 31,
	2016	2015	2015	2014
	(Unaudited)	(Unaudited)
ASSETS
Real estate, net	$11,149,099	$10,897,348	$11,261,376	$10,957,065
Cash	376,571	409,067	490,547	301,899
Accounts receivable	30,129	48,181	19,453	172,232
Prepaid expenses and other assets	103,316	88,964	92,293	99,844

Total assets	$11,659,115	$11,443,560	$11,863,669	$11,531,040

LIABILITIES AND MEMBER'S DEFICIT

Accounts payable, accrued expenses and other liabilities	$468,835	$662,837	$582,251	$704,448
Due to related party	$530,000	$530,000	$605,000	$530,000
Mortgages payable	11,325,306	11,639,722	11,411,928	11,722,906

Total liabilities	12,324,141	12,832,559	12,599,179	12,957,354

Commitments and contingencies (See Note 5)

Member's deficit	(665,026)	(1,388,999)	(735,510)	(1,426,314)

Total liabilities and Members’ deficit	$11,659,115	$11,443,560	$11,863,669	$11,531,040

See accompanying notes to financial statements.

SPRINGHILL SUITES – GREEN BAY

STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2016	2015	2015	2014
	(Unaudited)	(Unaudited)

Revenues	$960,612	$929,747	$4,626,847	$4,061,550

Operating expenses:
Rooms	259,997	281,534	1,172,768	1,171,398
General and administrative	69,300	70,067	294,682	321,717
Marketing and sales	105,504	100,905	131,671	175,501
Property operation and maintenance	121,131	109,192	923,900	707,881
Utilities	34,069	38,069	130,861	172,326
Real estate taxes and insurance	48,379	48,729	190,655	191,839
Depreciation and amortization	133,197	116,343	428,411	396,917
Total operating expenses	771,577	764,839	3,272,948	3,137,579

Operating income	189,035	164,908	1,353,899	923,971

Interest expense
	118,551	127,593	458,504	517,722
Net income	$70,484	$37,315	$895,395	$406,249

See accompanying notes to financial statements.

SPRINGHILL SUITES – GREEN BAY –

STATEMENTS OF MEMBERS’ DEFICIT

	For the Three Months Ended		For the Years Ended December 31,
	2016	2015	2015	2014
	(Unaudited)	(Unaudited)

Balance, beginning of period	$(735,510)	$(1,426,314)	$(1,426,314)	$(1,832,563)

Distributions	-	-	(204,591)	-
Net income	70,484	37,315	895,395	406,249

Balance, end of period	$(665,026)	$(1,388,999)	$(735,510)	$(1,426,314)

See accompanying notes to financial statements.

SPRINGHILL SUITES – GREEN BAY –

STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2016	2015	2015	2014
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$70,484	$37,315	$895,395	$406,249
Adjustments to reconcile net income to net cash (used in)/provided by operating activities:
Depreciation and amortization	133,197	116,343	428,411	396,917
Changes in operating assets and liabilities:
(Increase)/decrease in accounts receivable	(10,676)	124,051	152,779	(54,247)
(Decrease)/increase in due to related party	(75,000)	-	75,000	-
Increase in prepaid expenses and other assets	(23,322)	(1,418)	(7,208)	(9,982)
Decrease in accounts payable, accrued expenses and other liabilities	(113,416)	(41,612)	(122,198)	(283,575)

Net cash (used in)/provided by operating activities	(18,733)	234,679	1,422,179	455,362

Cash flows from investing activities
Purchase of investment property	(8,621)	(44,327)	(717,962)	(14,471)

Net cash used in investing activities	(8,621)	(44,327)	(717,962)	(14,471)

Cash flows from financing activities
Payments on loan term debt	(86,622)	(83,184)	(310,978)	(319,126)
Distributions paid to members	-	-	(204,591)	-

Net cash used in financing activities	(86,622)	(83,184)	(515,569)	(319,126)

Net change in cash	(113,976)	107,168	188,648	121,765
Cash at beginning of period	490,547	301,899	301,899	180,134

Cash at end of period	$376,571	$409,067	$490,547	$301,899

Supplemental Cash Flow Information
Cash paid for interest	$118,551	$127,593	$458,504	$517,722

See accompanying notes to financial statements.

SPRINGHILL SUITES – GREEN BAY

Notes to Financial Statements

1. Background and Organization

The financial statements, which consist of the SpringHill Suites – Green Bay, a 127-room select service hotel, located in Green Bay, Wisconsin, constructed in 2007 (the “SpringHill Suites – Green Bay” or the “Company”), present the financial position, results from operations and cash flows of the Company.

The SpringHill Suites – Green Bay is owned and operated by Green Bay CS Hotel Group, LLC (the “Owner”), a Wisconsin limited liability company.

2. Summary of Significant Accounting Policies

Basis of Presentation

The financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the realizability of accounts receivable, useful lives of real estate for purposes of determining depreciation expense and assessments as to whether there is impairment in the value of long-lived assets. Actual results could differ from those estimates.

Real Estate

Real estate is carried at cost less accumulated depreciation. Significant renovations and improvements which improve and/or extend the useful life of the asset are capitalized and depreciated over their estimated useful life.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are as follows:

Classification	Years

Hotel and improvements	5 - 39
Furniture, fixtures and equipment	5

Maintenance, minor repairs and replacements are expensed when incurred.

Management evaluates the recoverability of its investments in real estate assets at the lowest identifiable level, the individual property level. The long-lived assets of the SpringHill Suites – Green Bay are reviewed for impairment whenever events or changes in circumstances indicated that the carrying amount of the asset may not be recoverable. An impairment loss is recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal is less than its carrying amount. There was no impairment loss during three months ended March 31, 2016 or 2015 or the years ended December 31, 2015 or 2014.

Cash

The SpringHill Suites – Green Bay maintains their cash in bank deposit accounts, which, at times, may exceed federally insured limits.  The SpringHill Suites – Green Bay has not experienced any losses in such accounts.  The SpringHill Suites – Green Bay believed it is not exposed to any significant credit risk on its cash.

Revenue Recognition, Accounts Receivable and Allowance for Doubtful Accounts

The SpringHill Suites – Green Bay’s revenues are primarily derived from room revenue. Room revenue is recognized as room-stays occur, which is the date upon which a guest occupies a room. Other revenue (such as telephone, food/beverage and parking) is recognized when services have been provided.  Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable that is estimated to be uncollectible. As of March 31, 2016 and 2015 and December 31, 2015 and 2014 no allowance for potential credit losses was necessary.

Due to related party

As of March 31, 2016 and 2015 and December 31, 2015 and 2014, due from related party represents amounts due to one or more of the Company’s members. The loans are noninterest bearing, unsecured and have no specified terms of repayment and are included in due to related party on the balance sheets.

Included in property operation and maintenance expenses for the year ended December 31, 2015 is $150,000 of a loan guarantee fee incurred to the Company’s members.

Income Taxes

The Company is a limited liability company and accordingly, federal and state taxable income is reportable on the income tax return of the members. As a result of the entity being a limited liability company, there is no federal or state income tax provision.

As of March 31, 2016 and 2015 and December 31, 2015 and 2014, the Company had no material uncertain income tax positions.

3. Real Estate

Real estate was comprised of the following:

	As of March 31,		As of December 31,
	2016	2015	2015	2014
	(Unaudited)	(Unaudited)

Land	$1,581,716	$1,581,716	$1,581,716	$1,581,716
Hotel and improvements	11,859,319	11,859,319	11,859,319	11,859,319
Furniture, fixtures and equipment	2,568,993	1,886,737	2,560,372	1,842,410

Total real estate	16,010,028	15,327,772	16,001,407	15,283,445
Less: accumulated depreciation	(4,860,929)	(4,430,424)	(4,740,031)	(4,326,380)

Real estate, net	$11,149,099	$10,897,348	$11,261,376	$10,957,065

Depreciation expense was approximately $0.1 million for both the three months ended March 31, 2016 and 2015 (unaudited) and approximately $0.4 million and $0.3 million for the years ended December 31, 2015 and 2014, respectively.

4. Mortgages Payable

Mortgages payable consists of the following:
	March 31,		December 31,
	2016 (unaudited)	2015 (unaudited)	2015	2014
$13.0 million mortgage note with Midland States Bank (“Midland”), due and payable on July 1, 2014 with monthly payments of principal and interest of $63,531 through maturity bearing interest at 3.75% per annum and collateralized by the Springhill Suites - Green Bay	$-	$-	$-	$11,722,906

$11.9 million mortgage note with Midland, due and payable on July 1, 2017 with monthly payments of principal and interest of $67,342 through maturity bearing interest at 4.0% per annum and collateralized by the Springhill Suites - Green Bay (extended during 2014)	$11,325,306	$11,639,722	$11,411,928	$-
	$11,325,306	$11,639,722	$11,411,928	$11,722,906

On June 1, 2014, the Company extended the approximate $11.9 million outstanding principal balance of its mortgage payable with Midland for an additional three years.

The Midland Bank Loan was fully paid off on May 2, 2016 in connection with disposition of the SpringHill Suites – Green Bay. (See Note 6)

5. Commitments and Contingencies

Legal Proceedings

From time to time in the ordinary course of business, the Company may become subject to legal proceedings, claims or disputes.

As of the date hereof, the SpringHill Suites – Green Bay is not a party to any material pending legal proceedings of which the outcome is probable or reasonably possible to have a material adverse effect on its results of operations or financial condition, which would require accrual or disclosure of the contingency and possible range of loss.

Management Agreement

The Company is managed by a management company that is a related party, pursuant to a management agreement. The management company performs management functions including, but not limited to, hiring and supervising employees, establishing room prices, establishing administrative policies and procedures, managing expenditures and arranging and supervising public relations and advertising.   The management agreement (originally entered into in September 2005) was for an original term of 5 years, with 2 automatic 5 year renewals; however, the agreement can be cancelled for any reason by the Company after giving sixty day notice after the one year anniversary of the commencement of the agreement.

The management agreement provides for the payment of a base management fee equal to 3% of gross revenues, as defined.   Management fees of $28,819, $27,899, $138,828 and $116,825 (which are included property operation and maintenance expense in the statements of operations) were recorded in connection with the franchise agreement for the three months ended March 31, 2016 and 2015 (unaudited) and the years ended December 31, 2015 and 2014, respectively.

Franchise agreement

On March 25, 2013, the Company entered into a franchise agreement with Marriott International, Inc. in order to operate under the SpringHill by Marriott brand name. The franchise agreement provides for the payment of a monthly royalty fee equal to 5.0% of gross room sales, as defined, and a marketing fee of 2.5% of gross room sales. Franchise and marketing fees of $68,781, $66,902, $332,619 and $292,686 (which are included property operation and maintenance expense in the statements of operations) were recorded in connection with the franchise agreement for the three months ended March 31, 2016 and 2015 (unaudited) and the years ended December 31, 2015 and 2014, respectively.

The franchise agreement was for a term of 20 years. The Company paid a franchise application fee of $50,800 that is included in prepaid expenses and other assets on the balance sheets and is being amortized on a straight line basis over the term of the franchise agreement. Amortization related to the franchise application fee expense was $635 for both the three months ended March 31, 2016 and 2015 (unaudited) and $2,540 for both the years ended December 31, 2015 and 2014 and is included in depreciation and amortization expense on the statements of operations.

6. Subsequent Events

The Company has evaluated all events or transactions that occurred after December 31, 2015 through July 18, 2016, the date the financial statements were available to be issued.

On May 2, 2016, Green Bay CS Hotel Group LLC completed the disposition of the SpringHill Suites – Green Bay for aggregate consideration of approximately $18.3 million, excluding transaction costs, to an unrelated third party. The mortgage payable was paid off with the proceeds from the disposition.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On May 2, 2016, Lightstone Value Plus Real Estate Investment Trust III, Inc. (the “Company”), completed the acquisition of an 127-room select service hotel located in Green Bay, Wisconsin (the “SpringHill Suites – Green Bay”) from an unrelated third party, for an aggregate purchase price of approximately $18.3 million, excluding closing and other related transaction costs. In connection with the acquisition, the Company’s Advisor received an acquisition fee equal to 1.0% of the contractual purchase price, $183,000.

The acquisition was funded with approximately $8.1 million of offering proceeds from the Company’s initial public offering (the “Offering”) and approximately $10.2 million of proceeds from a $14.5 million Revolving Promissory Note (the “Green Bay Promissory Note”) from the operating partnership of Lightstone Value Plus Real Estate Investment Trust II, Inc. (“Lightstone II”), a real estate investment trust also sponsored by the Company’s sponsor.

The Green Bay Promissory Note was entered into on May 2, 2016, has a term of one year (with an option for an additional year), bears interest at a floating rate of three-month Libor plus 6.0% and requires quarterly interest payments through its stated maturity with the entire unpaid balance due upon maturity. The Company paid an origination fee of $145,000 to Lightstone II in connection with the Green Bay Promissory Note and pledged its ownership interest in the SpringHill Suites – Green Bay as collateral for the Green Bay Promissory Note.

The acquisition of the SpringHill Suites – Green Bay was accounted for under the purchase method of accounting with the Company treated as the acquiring entity. Accordingly, the consideration paid by the Company to complete the acquisition of the SpringHill Suites – Green Bay has been allocated to the assets acquired based upon their preliminary fair values as of the date of the acquisition. Approximately $2.0 million was allocated to land and improvements, $15.4 million was allocated to building and improvements, and $0.9 million was allocated to furniture and fixtures and other assets.

The pro forma allocation of the SpringHill Suites – Green Bay value is based upon certain preliminary valuations and other analyses that have not been completed as of the date of this filing. Any changes in the estimated preliminary fair values of the net assets recorded for this transaction prior to the finalization of more detailed analyses will change the allocation of the SpringHill Suites – Green Bay value. As such, the pro forma allocations for this transaction are preliminary estimates, which are subject to change within the measurement period.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2016 is based on the Company’s historical consolidated balance as of March 31, 2016 and reflects the acquisition of the SpringHill Suites – Green Bay as if it had occurred on March 31, 2016.  The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2016 and the year ended December 31, 2015 is presented as if the Company’s acquisition of the SpringHill Suites – Green Bay, Courtyard - Warwick and the Hampton Inn Lansing had been completed as of January 1, 2015.

The pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with the historical financial statements and notes thereto as filed in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, our Annual Report on Form 10-K for the year ended December 31, 2015, the financial information and notes thereto of the Courtyard - Warwick (acquired March 23, 2016) filed in our Current Report on Form 8-K/A  filed with the United States Securities and Exchange Commission (the “SEC”) on June 7, 2016, the financial information and notes thereto of the Hampton Inn - Lansing (acquired March 10, 2016) filed in our Current Report on Form 8-K/A  filed with the SEC on May 26, 2016 and the financial information and notes thereto of the SpringHill Suites – Green Bay included elsewhere herein.

The pro forma condensed consolidated balance sheet and statement of operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had we completed the above transactions on March 31, 2016 or January 1, 2015, nor does it purport to represent our future operations.  In addition, the unaudited condensed consolidated pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma condensed consolidated financial statements, which we believe are reasonable under the circumstances.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2016

(Amounts in thousands)

	Lightstone Value Plus Real Estate Investment Trust III, Inc. and Subsidiaries	SpringHill Suites – Green Bay	Pro Forma Adjustments		Pro Forma
ASSETS
Net investment property	$51,023	$11,149	$(11,149)	(a)	$
			18,300	(b)		69,323
Cash	$9,337	377	(377)	(a)
			(8,535)	(b)		802
Accounts receivable, net	-	30	(30)	(a)		-
Prepaid expenses and other	1,652	103	(103)	(a)
assets			150	(b)		1,802

Total assets	$62,012	$11,659	$(1,744)			$71,927

LIABILITIES AND STOCKHOLDERS'/MEMBERS’ EQUITY/(DEFICIT)

Accounts payable and other accrued expenses	$1,961	$469	$(469)	(a)		$1,961
Mortgages payable/promissory notes	10,044	11,325	(11,325)	(a)
			10,200	(b)
			(102)	(b)		20,142
Due to related parties	247	530	(530)	(a)		247
Distribution payable	274	-	-			274

Total liabilities	12,526	12,324	(2,226)			22,624

Total Company's stockholders'/members’ equity/(deficit)	44,841	(665)	665	(a)
			(183)	(b)		44,658

Noncontrolling interests	4,645	-	-			4,645

Total stockholders'/members’ equity/(deficit)	49,486	(665)	482			49,303

Total liabilities and stockholders'/members’ equity/(deficit)	$62,012	$11,659	$(1,744)			$71,927

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2016

(Amounts in thousands, except per share data)

	Lightstone Value Plus Real Estate Investment Trust III, Inc. and Subsidiaries	Pro Forma Adjustments of Prior Acquisitions (c)	SpringHill Suites – Green Bay	Pro Forma Adjustments		Pro Forma

Rental revenue	$1,971	$1,399	$961	$-		$4,331

Expenses:
Rooms	-	351	260	-		611
General and administrative	605	82	69	-		756
Marketing and sales	-	33	106	-		139
Property operation and maintenance	1,299	219	121	5	(f)	1,644

Utilities	-	78	34			112
Real estate taxes and insurance	99	83	48			230
Depreciation and amortization	278	164	133	23	(e)
				1	(h)	599
Total operating expenses	2,281	1,010	772	29		4,092
Operating (loss)/income	(310)	389	189	(29)		239
Other expenses, net	(2)	(17)	-			(19)
Interest expense	(90)	-	(119)	(41)	(g)	(250)
Net (loss)/income	(402)	372	70	(70)		(30)
Less: net loss/(income) attributable to noncontrolling interest	-	-	-	-		-
Net (loss)/income applicable to Company's common shares	$(402)	$372	$70	$(70)		$(30)

Net (loss)/income per Company's common shares, basic and diluted	$(0.08)	-	-	-		$(0.01)

Weighted average number of common shares outstanding, basic and diluted	4,827	-	-	-		4,827

The accompanying notes are an integral part of these pro forma unaudited condensed consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(Amounts in thousands, except per share data)

	Lightstone Value Plus Real Estate Investment Trust III, Inc. and Subsidiaries	Pro Forma Adjustments of Prior Acquisitions (d)	SpringHill Suites – Green Bay	Pro Forma Adjustments		Pro Forma

Rental revenue	$6,203	$6,578	$4,627	$-		$17,408

Expenses:
Rooms	-	1,630	1,172	-		2,082
General and administrative	946	379	295	-		1,620
Marketing and sales	-	147	135	-		279
Property operation and maintenance	3,686	1,033	924	23	(f)	5,666

Utilities	-	361	131	-		492
Real estate taxes and insurance	251	384	191	-		826
Depreciation and amortization	747	775	428	159	(e)
				3	(h)	2,112
Total operating expenses	5,630	4,709	3,274	185		13,798
Operating income/(loss)	573	1,869	1,353	(185)		3,610
Other expenses, net	(9)	(73)	-	-		(82)
Interest expense	(904)	-	(458)	(174)	(g)	(1,536)
Net (loss)/income	(340)	1,796	895	(359)		1,992
Less: net loss/(income) attributable to noncontrolling interest	-	-	-	-		-
Net (loss)/income applicable to Company's common shares	$(340)	$1,796	$895	$(359)		$1,992

Net (loss)/income per Company's common shares, basic and diluted	$(0.20)	-	-	-		$1.19

Weighted average number of common shares outstanding, basic and diluted	1,676	-	-	-		1,676

The accompanying notes are an integral part of these pro forma unaudited condensed consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (Dollars in thousands unless otherwise indicated)

1.	Basis of Pro Forma Presentation

The pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”).

The unaudited pro forma condensed consolidated financial statements of Lightstone Value Plus Real Estate Investment Trust III, Inc. (the “Company”), the Hampton Inn - Lansing (acquired March 10, 2016), the Courtyard – Warwick (acquired March 23, 2016) and the SpringHill Suites – Green Bay have been prepared based on the historical balance sheets of the Company and the SpringHill Suites – Green Bay as of March 31, 2016 and the historical consolidated statements of operations for the Company, the Hampton Inn - Lansing , the Courtyard – Warwick and the SpringHill Suites – Green Bay for the three months ended March 31, 2016 and the year ended December 31, 2015. Certain reclassifications have been made to the historical balances and operating results of the Hampton Inn – Lansing, the Courtyard – Warwick and the SpringHill Suites – Green Bay to conform to the Company’s presentation.

The Company, the Hampton Inn - Lansing, the Courtyard – Warwick and the SpringHill Suites – Green Bay employ accounting policies that are in accordance with accounting principles generally accepted in the United States of America. In management's opinion, all material adjustments necessary to reflect fairly the pro forma financial position and pro forma results of operations of the Company, the Hampton Inn - Lansing, the Courtyard – Warwick and the SpringHill Suites – Green Bay have been made.

The acquisition of the SpringHill Suites – Green Bay has been accounted for under the purchase method of accounting with the Company treated as the acquiring entity. Accordingly, the value of the SpringHill Suites – Green Bay has been allocated to the assets acquired based upon their estimated preliminary fair values as of the date of the acquisition and has resulted in allocations of $2.0 million, $15.4 million and $0.9 million to land and improvements, building and improvements and furniture and fixtures, respectively.

The pro forma allocation of the SpringHill Suites – Green Bay value is based upon certain preliminary valuations and other analyses that have not been completed as of the date of this filing. Any changes in the estimated preliminary fair values of the net assets recorded for this transaction prior to the finalization of more detailed analyses will change the allocation of the SpringHill Suites – Green Bay value. As such, the pro forma allocations for this transaction are preliminary estimates, which are subject to change within the measurement period.

The ongoing activity presented in these pro forma condensed consolidated financial statements represents the Company’s assets, liabilities, revenues and expenses that include ownership of the Hampton Inn - Lansing, the Courtyard – Warwick and the SpringHill Suites – Green Bay. This pro forma financial information is presented for illustrative purposes only, and is not necessarily  indicative of the consolidated operating results and consolidated financial position that might have been achieved had the transaction described above occurred on the dates indicated, nor are they necessarily indicative of the operating results and financial position that may occur in the future.

2.	Pro Forma Assumptions

Pro forma adjustments:

The accompanying unaudited pro forma financial statements have been prepared as if the acquisitions were completed on March 31, 2016 for balance sheet purposes and January 1, 2015 for statement of operations purposes and reflect the following pro forma adjustments:

a)	To reflect the elimination of the historical balance sheet of the SpringHill Suites – Green Bay as of March 31, 2016 as follows:

	Debit	Credit
Net investment property	$-	$11,149
Cash	-	377
Accounts receivable, net	-	30
Prepaid expenses and other assets	-	103
Accounts payable and accrued expense	469	-
Mortgages payable/promissory note	11,325	-
Due to related party	530	-
Total Company's stockholders'/members’ equity/(deficit)	-	665

	$12,324	$12,324

b)	Reflects the purchase of the SpringHill Suites – Green Bay, as if it occurred on March 31, 2016. The adjustment includes recording the property at its preliminary fair value and $0.2 million of acquisition and related costs, $0.1 million of debt issuance costs for the loan origination fee and $0.2 million of franchise application fees; as follows:

	Debit	Credit
Net investment property	$18,300	$-
Cash	-	8,535
Prepaid expenses and other assets	150
Mortgages payable/promissory note		10,200
Mortgages payable/promissory note	102
Total Company's stockholders'/members’ equity/(deficit)	183	-

	$18,735	$18,735

c)	Reflects pro forma adjustments for the acquisition of the Hampton Inn - Lansing and the Courtyard – Warwick as if these acquisitions had occurred on January 1, 2015. This column represents the historical Hampton Inn - Lansing and the Courtyard – Warwick and results for the three months ended March 31, 2016 and pro forma adjustments as reflected in the Company’s Form 8-K/A filed May 26, 2016 for the Hampton Inn - Lansing and on June 7, 2016 for the Courtyard – Warwick with the Securities and Exchange Commission.

d)	Reflects pro forma adjustments for the acquisition of the Hampton Inn - Lansing and the Courtyard – Warwick as if this acquisition had occurred on January 1, 2015. This column represents the historical Hampton Inn - Lansing and the Courtyard – Warwick results for the year ended December 31, 2015 and pro forma adjustments as reflected in the Company’s Form 8-K/A filed May 26, 2016 for the Hampton Inn - Lansing and on June 7, 2016 for the Courtyard – Warwick with the Securities and Exchange Commission.

e)	Pro forma adjustment to depreciation expense to reflect the Company’s acquisition of the SpringHill Suites – Green Bay as if it occurred on January 1, 2015. The pro forma adjustment for the three months ended March 31, 2016 and for the year ended December 31, 2015, respectively, represent an increase in depreciation expense of $23 and $159 resulting from the Company’s basis in the estimated fair value of the assets of the SpringHill Suites – Green Bay based on the preliminary allocation of the consideration paid. The Company computes depreciation using the straight-line method over the estimated useful lives of its real estate assets, which are 39 years for buildings and improvements and 5 to 10 years for furniture and fixtures.

f)	Pro forma adjustment to franchise fees to reflect the Company’s acquisition of the SpringHill Suites – Green Bay as if it occurred January 1, 2015. In connection with the acquisition of the SpringHill Suites – Green Bay, the Company entered into a new franchise agreement. The pro forma adjustments to account for the franchise fees to reflect the acquisition as of January 1, 2015 resulted in an increase of $5 and $23 of franchise fees for the three months ended March 31, 2016 and the year ended December 31, 2015, respectively.

g)	Pro forma adjustment to interest expense to reflect the Company’s acquisition of the SpringHill Suites – Green Bay and the difference in the amount of debt outstanding as if it occurred January 1, 2015. The Company’s debt bears interest at a floating rate of three-month Libor plus 6.0% (6.6% at March 31, 2016). The adjustment represents an increase of interest expense of $41 and $174 for the three months ended March 31, 2016 and the year ended December 31, 2015, respectively.

h)	Pro forma adjustment to amortization expense to reflect the Company’s acquisition of SpringHill Suites – Green Bay and the difference in the amount of amortization expense (franchise fee expense) as if it occurred January 1, 2015. The adjustment for the three months ended March 31, 2016 and the year ended December 31, 2015 represents an increase of amortization expense of $1 and $3, respectively.

3.	Unaudited Pro Forma Earnings Per Share Data

The Company had no potentially dilutive securities outstanding during the periods presented. Accordingly, pro forma earnings per share is calculated by dividing net income attributable to the Company’s common shareholders by the weighted-average number of shares of common stock outstanding during the applicable period.